Exhibit 99.1

Catalyst International Announces

First Quarter 2004 Results

Best-for-Business Strategy Drives Solid Revenue Performance

For Immediate Release: May 4, 2004

U.S. Investor Relations Contact: David Jacobson, (414) 362-6800

Media Relations Contact: Ruta Hunter, (414) 362-6800

MILWAUKEE, WI – Catalyst International, Inc. (OTC: CLYS.OB), a global provider of customer-driven software and services that optimize the enterprise supply chain, today announced results for the first quarter ended March 31, 2004.

Revenues during the first quarter of 2004 were $8.9 million, an increase of 42.4% from the $6.3 million in the first quarter of 2003.    The increase in revenue was primarily due to the acquisition of Catalyst Consulting Services, Incorporated consummated on July 1, 2003; and increased license revenue from new products.  The first quarter 2004 net loss was $422,000 or ($0.05) per share compared to a net loss of $1.9 million or ($0.24) per share in the first quarter of 2003.  EBITDA, defined as operating results plus depreciation and amortization was $129,000 during the quarter ended March 31, 2004. Both the net loss and EBITDA reflect a separation charge of $90,000. The Company ended the quarter with $4.3 million in cash and cash equivalents compared to $4.4 million at December 31, 2003.

Gross margins for the first quarter of 2004 increased to $4.1 million or 45.6% of revenues compared to $2.3 million or 36.4% of revenues for the same period in 2003.

“Catalyst continued the positive progress it established during the second half of 2003, recording its third consecutive EBITDA-positive quarter,” said James B. Treleaven, President and CEO of Catalyst. “We also sustained a favorable revenue mix that reflects increased license revenues from sales of new products launched during the last two quarters.”

Highlights of the first quarter include:

•

Launched five new products that further broaden our Supply Chain Execution (SCE) footprint.

--Released CatalystCommand™ Slotting, an application that optimizes space utilization and increases picking productivity by determining the most optimal locations for products

--Introduced version 9.1.9 of CatalystCommand—which includes new market and project functional improvements—along with upgrades of our Supplier Link and Holdback process management solutions

--Released TMS for SAP, which allows SAP users to generate carrier compliant labels and electronic manifests

•

Sold the first installations of CatalystCommand iRFID to Rayovac, Saks and Sunbeam. This new technology offers a scalable, long-term, Electronics Product Code (EPC)-compliant solution that facilitates RFID management.

•

Completed “go-lives” that will improve SCE performance for existing customers such as The Container Store, DaimlerChrysler, Dollar General Corp., Ely Lilly and Company and ShopKo Stores, Inc..

•

Signed agreements to provide SAP implementation services to The Body Shop, Kraft, Gardner Denver, INX and Albemarle.

•

Was named a finalist by the American Business AwardsSM for the prestigious Stevie Award in the “Best Business Turnaround” category. This nomination recognizes the significant profit improvement we achieved during a severe economic and software market downturn.

•

Closed on a $3 million asset-based credit facility with Silicon Valley Bank.  We also continued the process of raising additional capital via private placement or registered stock offering for general corporate purposes and potential acquisitions.

Other Events

•

Received enthusiastic responses from the SAP community as we unveiled our new ComponentsNow™ channel at The Americas’ SAP Users’ Group (ASUG) Conference in Atlanta. We developed this new Web-based marketplace to enable IT managers to shop for a wide variety of SAP components, add-ons, complimentary hardware and information for both product comparisons and build/buy analysis.

“Since Catalyst launched its Best for Business strategy three quarters ago, the new products we’ve introduced have helped us generate stable revenues and positive EBITDA performance.  We believe our strategy is well-aligned with the industry trend toward componentized solutions that can enhance the performance of existing ERP or best-of-breed systems,” Treleaven concluded.  “This strategy, plus our improved financial performance and improved liquidity position, give us a firm foundation to generate solid, sustainable results.”

Catalyst will hold a conference call to discuss these results at 5:30 P.M. EST on May 4, 2004.  Investors and other interested parties may listen to the live Web cast by going to the Investor Relations page of Catalyst’s Web site at www.catalystinternational.com.  You will need Windows Media, which can be downloaded from the site.

A telephonic replay will be available two hours after the call ends through July 31, 2004.  Please dial 800-642-1687 in the U.S. or 706-645-9291 outside of the U.S., conference ID: 7164223.  A replay of the Web cast will be available on the Investor Relations page of www.catalystinternational.com until our next earnings release.

About Catalyst

Catalyst International, Inc. (OTC: CLYS.OB) delivers software and solutions that enable companies to optimize the performance of their enterprise supply chains.  Catalyst is the only resource that combines 25 years of industry leadership in warehouse and logistics software development with an in-depth understanding of ERP systems.  Catalyst has provided successful SCE solutions for customers around the world, including Boeing, Brown Forman, Maybelline, Office Max, Osram Sylvania, Panasonic, Rayovac, Subaru, Reebok and The Home Depot.  It is headquartered in Milwaukee, WI and has offices or representatives in the UK, Italy, Mexico and South America.  For more information, call toll-free 800-236-4600 or visit www.catalystinternational.com.

For further financial information, please refer to Catalyst's Form 10-K for the year ended December 31, 2003 and other reports and documents subsequently filed with the Securities and Exchange Commission, publicly available at www.sec.gov.  Copies may also be obtained by contacting the Catalyst's Investor Relations department at 414-362-8956.

Earnings Measurement Quality

EBITDA as presented in this press release is not a measure of performance under generally accepted accounting principles and is not calculated identically by all companies. Therefore, the presentation in this release may not be comparable to those disclosed by other companies. The company utilizes EBITDA (defined as operating results excluding depreciation and amortization) as a measure of operating performance that provides useful information to investors because management believes that EBITDA more accurately depicts how the business is currently performing than does net income. Items such as depreciation and amortization are more appropriately associated with the historical operations of the business, i.e., the existing asset base prior to the turnaround.

Forward Looking Statements

This press release may contain "forward-looking statements" relating to Catalyst International, Inc.  Such statements may be identified by use of words such as "anticipate," "believe," "estimate,"  "intend," "expect" or "future".  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.  Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include those risk factors described in exhibit 99.1 in Catalyst’s Annual Report on Form 10-K for the year ended December 31, 2003, which is incorporated herein by reference.  Catalyst undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results.

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CATALYST INTERNATIONAL, INC.

Statements of Operations

(In thousands except per share data)

	Three Months Ended
	March 31,
	2004	2003
Revenues:
Software	$752	$452
Services and Post-Contract Customer Support	6,195	4,736
Hardware	1,997	1,092
Total Revenues	8,944	6,280

Cost of Revenues:
Software	211	418
Services and Post-Contract Customer Support	3,144	2,803
Hardware	1,507	773
Total Cost of Revenues	4,862	3,994

Gross Margin	4,082	2,286

Operating Expenses:
Product Development	1,018	1,038
Sales, General & Administrative	3,210	3,145
Separation Costs	90	---
Total Operating Expenses	4,318	4,183

Operating (Loss)	(236)	(1,897)
Interest Income (Expense)	(193)	0
Other Income (Expense)	7	27

Net (Loss)	$(422)	$(1,870)
	=======	=======
Net (Loss) Per Share	$(0.05)	$(0.24)
	=======	=======
Shares Used in Computing EPS	7,854	7,796

RECONCILIATION OF OPERATING LOSS TO EBITDA

Operating (Loss)	(236)	(1,897)
Depreciation	240	299
Amortization	125	368

EBITDA	$129	$(1,230)
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Condensed Balance Sheets

(In thousands)

	March 31,	December 31,
	2004	2003
Assets:
Cash and Cash Equivalents	$4,298	$4,379
Accounts Receivable	5,212	9,409
Fixed and Other Assets	4,348	4,223
Total Assets	$13,858	$18,011
	=======	=======
Liabilities & Shareholders’ Equity (Deficit):
Accounts payable	$3,378	$4,033
Accrued liabilities	1,602	1,948
Accrued professional and legal fees	1,041	1,054
Line of credit	600	600
Deferred revenue	7,595	10,345
Current portion of long-term debt	827	831
Total Current Liabilities	15,043	18,811

Long-Term Liabilities	2,716	2,684
Shareholder’s Equity (Deficit)	(3,901)	(3,484)

Total Liabilities & Shareholder’s Equity (Deficit)	$13,858	$18,011
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